UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2015

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2015, Pendrell Corporation (the "Company") received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC ("Nasdaq") stating that the Company is not currently in compliance with Nasdaq Listing Rule 5450(a)(1), which requires listed securities to maintain a minimum bid price of at least $1.00. Based on the closing bid price of the Company’s Class A common stock for the 30 consecutive business days from September 24, 2015 to November 4, 2015, the Company does not currently meet the minimum bid price requirement.

The notification does not result in the immediate delisting of the Company's Class A common stock. The Class A common stock will continue to trade on the Nasdaq Global Market.
Nasdaq has provided the Company a 180 calendar day period, or until May 3, 2016, to regain compliance with the minimum bid price requirement. To regain compliance, the Company’s Class A common stock must maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during the 180-day compliance period.

The Company intends to monitor the closing bid price of its Class A common stock and implement procedures to regain compliance with Nasdaq requirements if the closing bid price of the Class A common stock remains below $1.00 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

November 6, 2015	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary